UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 20, 2007
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	001-32657 (Commission File Number)	98-0363970 (I.R.S. Employer Identification No.)

Mintflower Place 8 Par-La-Ville Road Hamilton, HM08
Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 20, 2007, Nabors US Finance LLC, a limited liability company organized and existing under the laws of Delaware (“Seller”), Nabors Well Services Co. (inclusive of its Sea Mar Division), a corporation organized and existing under the laws of Delaware, Sea Mar Management LLC, a limited liability company organized and existing under the laws of Delaware (together with Seller and Nabors Well Services Co., the “Selling Parties”), and Hornbeck Offshore Services, Inc., a corporation organized and existing under the laws of Delaware (“Purchaser”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which, upon the terms and conditions of the Asset Purchase Agreement, Seller has agreed to sell to Purchaser 20 offshore supply vessels and certain related assets and has agreed to assign its rights under a vessel construction contract in exchange for an aggregate base purchase price of $189,000,000 in cash, subject to the adjustments as provided in the Asset Purchase Agreement.
     Consummation of the transactions contemplated by the Asset Purchase Agreement are subject to customary closing conditions, including, but not limited to, (i) the receipt of required regulatory approvals and (ii) the execution and delivery of certain ancillary agreements (including, but not limited to, bills of sale, assignment of certain agreements and certificates evidencing ownership).
     The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the actual text of the Asset Purchase Agreement. On July 24, 2007, Nabors Industries Ltd. (the “Company”) issued a press release which included an announcement of the execution of the Asset Purchase Agreement. A copy of that release is furnished herewith as Exhibit 99.1 in accordance with General Instruction B.2 to Form 8-K.
Item 2.02 Results of Operations and Financial Condition.
     On July 24, 2007, the Company issued a press release announcing its results of operations for the six month period ending June 30, 2007. A copy of that release is furnished herewith as Exhibit 99.1 in accordance with General Instruction B.2 to Form 8-K.
     The press release furnished as an exhibit to this report includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by the Company from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements.

     The Company also presented in the press release “non-GAAP” financial measures under Regulation G. The Company presented its adjusted income (loss) derived from operating activities for all periods presented in the release. The components of adjusted income (loss) derived from operating activities are computed by using amounts which are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted income (loss) derived from operating activities is computed by subtracting direct costs, general and administrative expenses, depreciation and amortization, and depletion expense from Operating revenues and then adding Earnings from unconsolidated affiliates. As part of our press release information we have provided a reconciliation of adjusted net income and adjusted income (loss) derived from operating activities to income before income taxes, which is its nearest comparable GAAP financial measure.
     The Company included its adjusted income (loss) derived from operating activities in the release because management evaluates the performance of our business units and the consolidated company based on several criteria, including adjusted income (loss) derived from operating activities, and because it believes this financial measure is an accurate reflection of the ongoing profitability of the Company. The Company included the adjusted net income number because management believes the non-GAAP financial measure to be more indicative of the Company’s on-going operating results and financial condition.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued by Nabors Industries Ltd. on July 24, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.
Date: July 25, 2007	By:	/s/ Daniel McLachlin
Daniel McLachlin
Vice President-Administration & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Nabors Industries Ltd. on July 24, 2007.